Exhibit 99.1

ENTERPRISE DECLARES QUARTERLY DISTRIBUTION INCREASE

Houston, Texas (July 9, 2019) — Enterprise Products Partners L.P. (NYSE: EPD) (“Enterprise”) announced today that the board of directors of its general partner declared an increase in the quarterly cash distribution paid to limited partners with respect to the second quarter of 2019 to $0.44 per common unit, or $1.76 per unit on an annualized basis.

The quarterly distribution will be paid Tuesday, August 13, 2019, to unitholders of record as of the close of business Wednesday, July 31, 2019. This distribution, which represents a 2.3 percent increase over the distribution declared with respect to the second quarter of 2018, is the partnership’s 60th consecutive quarterly distribution increase.

Beginning with the payment of this quarterly distribution, and until further notice, Enterprise has elected to use common units purchased on the open market, rather than issuing new common units to satisfy the delivery obligations under the partnership’s Distribution Reinvestment Plan and Employee Unit Purchase Plan. In future quarters, this election is subject to change depending on the partnership’s need for equity capital.

Enterprise will announce its earnings for the second quarter of 2019 on Wednesday, July 31, 2019, before the New York Stock Exchange opens for trading. Following the announcement, the partnership will host a conference call at 9 a.m. CT with analysts and investors to discuss earnings. The call will be webcast live on the Internet and may be accessed through the “Investors” section of the partnership’s website at www.enterpriseproducts.com. To listen to the webcast, participants should access the partnership’s website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available for one week following the conference call and may be accessed one hour after completion of the call.

Enterprise Products Partners L.P. is one of the largest publicly traded partnerships and a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and petrochemicals. Our services include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage and import and export terminals; crude oil gathering, transportation, storage and terminals; petrochemical and refined products transportation, storage and terminals; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems. The partnership’s assets currently include approximately 49,200 miles of pipelines; 260 million barrels of storage capacity for NGLs, crude oil, petrochemicals and refined products; and 14 billion cubic feet of natural gas storage capacity. This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Enterprise’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Enterprise’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events, developments or transactions that Enterprise and its general partner expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from expectations, including required approvals by regulatory agencies, the possibility that the anticipated benefits from such activities, events, developments or transactions cannot be fully realized, the possibility that costs or difficulties related thereto will be greater than expected, the impact of competition, and other risk factors included in Enterprise’s reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, Enterprise does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts: Randy Burkhalter, Investor Relations, (713) 381-6812 or (866) 230-0745

Rick Rainey, Media Relations (713) 381-3635

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